Exhibit 99.1
Preliminary Copy
FORM OF PROXY CARD FOR HOLDERS OF PRIDE COMMON STOCK
SPECIAL MEETING OF STOCKHOLDERS
PRIDE INTERNATIONAL, INC.
          , 2011

PRIDE INTERNATIONAL, INC.

Please mark, sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

▼ FOLD AND DETACH HERE ▼
PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE

Please mark your votes as indicated in this example	☒

		FOR	AGAINST	ABSTAIN

1.	Vote to adopt the Agreement and Plan of Merger, dated February 6, 2011 and as amended on March 1, 2011, by and among Ensco plc, Pride International, Inc., ENSCO International Incorporated and ENSCO Ventures LLC, as it may be amended from time to time.	☐	☐	☐

2.	Vote to approve any proposal to adjourn the special meeting to a later date or dates if necessary to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.	☐	☐	☐

     This proxy is revocable. The undersigned hereby revokes any proxy or proxies to vote or act with respect to such shares heretofore given by the undersigned.
     This proxy is solicited on behalf of the Board of Directors. This proxy will be voted in accordance with the instructions specified above and, in the absence of such specifications, will be “for” Items 1 and 2.
     PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.

Mark Here for Address Change or Comments SEE REVERSE	☐

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

You can now access your Pride International, Inc. account online.
Access your Pride International, Inc. account online via Investor ServiceDirect® (ISD).
BNY Mellon Shareowner Services, the transfer agent for Pride International, Inc., now makes it easy and convenient to get current information on your shareholder account.

•	View account status

•	View certificate history

•	View book-entry information
•	View payment history for dividends

•	Make address changes

•	Obtain a duplicate 1099 tax form

Visit us on the web at http://www.bnymellon.com/shareowner/isd
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time
Investor ServiceDirect®
Available 24 hours per day, 7 days per week
TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.
▼ FOLD AND DETACH HERE ▼
PRIDE INTERNATIONAL, INC.
Proxy — Special Meeting of Stockholders
          , 2011
     The undersigned acknowledges receipt of the Notice of the Special Meeting of Stockholders and Proxy Statement dated           , 2011. Louis A. Raspino and Brady K. Long, each with full power of substitution and resubstitution, and acting alone, are hereby constituted proxies of the undersigned and authorized to attend the Special Meeting of Stockholders of Pride International, Inc. (the “Company”) to be held on           , 2011, or any adjournment or postponement of such meeting, and to represent and vote all shares of common stock of the Company that the undersigned is entitled to vote.

Address Change/Comments (Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250
(Continued, and to be marked, dated and signed, on the other side)